SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C 20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      February 2, 2000

                        SIGCORP, Inc.
   (Exact name of registrant as specified in its charter)

Indiana           01-11603                 35-1940620
(State of         (Commission File Number) (I.R.S. Employer
Incorporation)                             Identification No.)

              20 NW Fourth Street
              Evansville, Indiana          47741
              (Address of Principal        (Zip Code)
              Executive Offices)


Registrant's telephone number, including area code (812) 465-5300







Item 5.    Other Events.

     On February 2, 2000, SIGCORP, Inc. announced its revenues and earnings for the quarter and year ended
December 31, 1999.  Pursuant to General Instruction F to
Form 8-K, the press release dated February 2, 2000 (Exhibit
99.1) is incorporated herein by reference and is attached hereto.

Item 7.  Exhibits.

     (c)   Exhibits

       The following exhibits are filed as a part of this report:

       Exhibit
       Number                    Description

       99.1          Press release dated February 2, 2000
                    announcing its revenues and earnings for the quarter and year ended December 31, 1999.

     Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGCORP, Inc.

Dated:  February 11, 2000

By:  /s/ S. M. Kerney
-------------------------------
S. M. Kerney, Controller
(Principal Accounting
Officer)